EXHIBIT 99.1

GEE Group Acquires SNI Companies Through Merger

Transaction Creates Merged Firm with Approx. $197 Million Pro Forma Revenue

NAPERVILLE, IL / ACCESSWIRE / April 3, 2017 / GEE Group Inc. (NYSE MKT: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced that GEE Group acquired SNI Companies, a premier provider of professional staffing and recruitment services. The acquisition is expected to be accretive to GAAP earnings per share and expected to generate significant estimated adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA, a non-GAAP financial measure), including anticipated synergies. In calendar 2016, SNI had approximately $113.5 million in revenue with EBITDA (EBITDA, a non-GAAP financial measure) margin of approximately 8.2% and gross margin of approximately 44%. Pro forma historic GAAP revenue (for the respective fiscal years) of the combined company is approximately $197 million, more than double the reported revenue for GEE Group’s fiscal year ended September 30, 2016.

Transaction Details

Under the terms of the merger agreement, GEE Group acquired SNI Companies for consideration of $86 million which was paid at closing. The consideration was comprised of $44.7 million in cash and $28.8 million of GEE convertible preferred stock (which are non-voting and shall be automatically converted into shares of GEE common stock following the receipt by GEE of the approval of its stockholders) and $12.5 million of convertible subordinated notes. In connection with the transaction, GEE Group obtained financing from PNC Bank and MGG Investment Group. The new credit facility consists of a $25 million revolving credit facility and a $48.8 million term loan. The proceeds of the financing were used to finance the cash portion of the purchase price, pay off SNI’s debt (assumed and paid off by GEE), refinance existing GEE Group debt, and pay the transaction expenses. The credit facility provides for additional financing of future strategic acquisitions.

GEE Group expects its increased scale, along with strong revenue and free cash flow generation, to result in rapid deleveraging, creating further equity value and continued financial flexibility. Additionally, the benefits of the combined company include the realization of economies of scale and various synergies that will allow for more operational efficiency.

Proven Veteran Leadership Team

SNI is led by co-founder and current Chairman and CEO Ron Smith, a seasoned staffing executive with over 40 years’ experience in the industry. Smith previously worked for a large international staffing and recruiting firm where he ultimately owned six franchises. After selling his franchises to a large international staffing and recruiting firm in 1988, Smith was promoted to Regional Manager and integrated 20 locations for a large international staffing and recruiting firm.

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Upon leaving a large international staffing and recruiting firm in 1992, Smith continued his entrepreneurial efforts by founding Staffing Edge, Inc., a specialty staffing firm focused on temporary and full-time placement in the fields of accounting, information technology, engineering, legal, sales, high-end office clerical, insurance and banking. Staffing Edge generated $36 million in annual revenue within its first six years of operations, earning recognition by Inc. Magazine as the 17th fastest growing private company in the United States. In 1998, Smith’s efforts with Staffing Edge also earned him recognition as Entrepreneur of the Year for the Nebraska/Iowa Regions from Ernst & Young. Smith sold Staffing Edge in 1998 and shortly thereafter co-founded SNI Companies.

Ron has successfully recruited and developed some of the most talented regional leaders, local office managers, and staff members in the recruitment industry today. Their use of state-of-the-art technology and collaborative and specialized delivery models helped to revolutionize the staffing industry and realize outstanding results. Ron Smith, along with his Chief Operating Officer Pete Langlois, has developed SNI Companies into a nationwide leader in the staffing industry which has gained accolades from various industry groups.

SNI Recognized as Award-Winning Leader in the Staffing Industry

SNI Companies is one of the fastest growing employment services companies. With revenues in excess of $100 million, SNI ranks among the top 100 U.S. staffing companies and was recently named one of the fastest growing private staffing companies in the country by Staffing Industry Analysts (SIA). Recently, in 2017 and for several consecutive years, SNI received multiple awards for providing premier staffing services, including the awards for “Best of Staffing: Talent Satisfaction” and “Best of Staffing: Client Satisfaction” from leading staffing industry group Inavero. Also this year, SNI was included in the “Better Team’s Rankings for Top 75 Staffing Agencies for Ultra Fast, Smart Hiring” by ranking number 20 among 3,000 staffing firms reviewed. Additionally, as a leader in the recruitment industry, SNI’s 2017 National Salary Guide was released and serves as an important guide for the human resources community.

SNI Acquisition Adds Resources and Capabilities to Enhance and Broaden GEE Group’s Service Offerings

SNI Companies specializes in professional placement in the areas of accounting, finance, banking, administration, legal support and technology. SNI has specialized brands that provide professional staffing services and solutions in the high-margin areas of accounting and finance, information technology, and legal staffing sectors.

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Specialized services that GEE Group will utilize to help gain market share include:

•	Accounting Now® specializes in matching financial professionals with the right contract or contract-to-hire opportunities in finance, accounting and banking.

•	SNI Technology® offers technical talent and employment opportunities on a contract, contract–to–hire, and a full-time basis in a wide variety of disciplines from helpdesk professionals to the most cutting-edge software architects.

•	Legal Now® focuses on matching legal professionals with the right law firms and corporate law departments on contract and contract-to-hire arrangements. Its sister division, SNI Legal® matches legal experts and employers on a direct-hire basis.

•	SNI Financial® focuses on the placement of finance, tax, audit, and accounting professionals in permanent and contract positions.

•	Staffing Now® specializes in matching administrative professionals with the right temporary and temp-to-hire opportunities to a variety of clients in all industries. SNI Administrative specializes in full-time clerical and administrative recruitment.

•	SNI Energy® focuses on niche recruiting markets within the Natural Resources & Energy Community.

•	SNI Certes specializes in matching MBAs and CPAs with the best project and interim assignments.

SNI Acquisition Brings Additional Human Capital Resources to the Company, Increases Its Menu of Service Offerings and Expands GEE Group’s Geographic Footprint Across the Nation in Key Cities

Through the acquisition of SNI, GEE Group gains experienced staffing professionals in many bustling business communities. GEE Group has been operating in some of these markets but will have a stronger presence by combining offices and resources with SNI in these markets and increasing its service offerings and resource delivery capabilities. SNI’s 34 offices operate in the following states: Colorado, Connecticut, District of Columbia, Florida, Georgia, Illinois, Iowa, Louisiana, Maryland, Massachusetts, Minnesota, New Jersey, Pennsylvania, Texas and Virginia. Through the merger with SNI, GEE Group enters markets where the Company previously did not have a presence, such as Iowa, Louisiana, Minnesota, New Jersey and Pennsylvania. By entering these markets, GEE Group will be able to expand its geographic footprint, broaden its breadth and depth of services, and provide recruitment services in more markets nationwide.

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Management Comments

“I am thrilled to be joining a company with explosive growth potential like GEE Group. Derek Dewan has a winning business model and a proven track record of success. Our team looks forward to working with an established staffing and human resource solutions visionary like Derek and repeating the success he achieved building global staffing giant MPS Group and its specialty staffing divisions including Modis,” said Ron Smith, Chairman and CEO of SNI.

Chairman and CEO of GEE Group, Derek Dewan, commented, “We are pleased to announce this exciting acquisition that will have a positive impact on our service capabilities and also will add significant revenue and profitability to GEE Group. Ron Smith built an organization that exemplifies the ideal professional staffing company providing a vast array of human capital solutions in a number of areas that are in high demand. We are fortunate that Ron Smith and his senior leadership team bring a dedicated and talented recruiting and sales team to help grow our combined organization. We welcome the entire SNI team to the GEE Group family and are pleased that they will assist the Company in accomplishing its goals.”

Financial and Legal Advisors

Stifel, Nicolaus & Company served as exclusive financial advisor and sole placement agent for GEE Group and Robert W. Baird & Co. served as exclusive financial advisor to SNI Companies. Legal counsel for GEE Group included Averitt & Alford, Loeb & Loeb, and McDermott Will & Emery. Hush Blackwell served as legal counsel to SNI Companies.

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting, and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Andrew J. Norstrud
813.803.8275
invest@genp.com

SOURCE: GEE Group Inc.

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